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                                                                   EXHIBIT 10.41

                                 AMENDMENT NO. 4

                                       TO

                       INVERNESS MEDICAL INNOVATIONS, INC.

                      2001 STOCK OPTION AND INCENTIVE PLAN

     The Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the "Plan") is hereby amended as follows, effective as of the date approved by the Board as set forth below.

1. Section 2(a) is hereby deleted in its entirety and replaced with the following:

     "Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator"), as determined by the Board from time to time; provided that, for purposes of Awards to Directors or Section 16 officers of the Company, the Administrator shall be deemed to include only Directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award."

2. Section 2(b)(iv) is hereby deleted in its entirety and replaced with the following:

     "to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; provided that, other than by reason of death, disability, retirement or Change of Control, the Administrator shall not accelerate or waive any restriction period applicable to any outstanding Restricted Stock Award or any Deferred Stock Award beyond the minimum restriction periods set forth in Section 6(e) and Section 7(d), respectively, nor shall the Administrator accelerate or amend the aggregate period over which any Performance Share Award is measured to less than one (1) year;"

3. The first sentence of Section 5(a)(i) is hereby amended by deleting the phrase "(other than options granted in lieu of cash compensation)."

4. Section 7(d) is hereby deleted in its entirety and replaced with the following:

     "Restrictions. Deferred Stock Awards vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Deferred Stock Awards shall vest after a restriction period of not less than three (3) years.

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     A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period."

5. Section 8(a) is hereby amended by adding the following sentence to the end of the current provision:

     "The aggregate number of shares of Stock issuable pursuant to this Section 8 is limited to ten percent (10%) of the maximum number of shares of Stock reserved and available for issuance under the Plan pursuant to Section 3(a), as amended."

6. Section 9(a) is hereby amended by deleting the last sentence of the current provision and replacing it with the following sentence:

     "The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not be less than one (1) year), and all other limitations and conditions."

7. Section 9(e) entitled "Acceleration, Waiver, Etc." is hereby deleted in its entirety.

8. Section 13 is hereby amended by deleting the first sentence of the current provision and replacing with the following sentence:

     "Subject to requirements of law or any stock exchange or other similar rules which would require a vote of the Company's shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent."

9. Section 16(a) is hereby amended by adding the following paragraph directly after the last paragraph of the current provision:

     "No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a) (2), (3), and (4)."

10. Except as herein expressly amended, the provisions of the Plan shall remain in full force and effect.

AS APPROVED BY THE BOARD OF DIRECTORS: November 7, 2006